Exhibit 99.1

Delphi Positions for Strong Growth with Acquisitions and Investments;

Expands Capabilities

•	Delphi to acquire HellermannTyton for £1.07 billion, expanding its Electrical/Electronic Architecture global business

•	Acquisition of software company, Ottomatika, and strategic investment in 3D LiDAR company, Quanergy, boost leading active safety and automated driving capabilities

•	Investment in software company Tula Inc. expands Powertrain offerings

•	Company divests reception systems business

GILLINGHAM, England – July 30, 2015 – Strengthening its capabilities and portfolio offerings in key industry growth areas, Delphi Automotive PLC (NYSE: DLPH) has executed a series of acquisitions, investments and a divestiture.

HellermannTyton: Delphi has reached agreement on a recommended offer to acquire HellermannTyton Group PLC (LSE: HTY), a leading global manufacturer of high-performance and innovative cable management solutions, for 480 pence in cash per share, which translates to approximately £1.07 billion of market capitalization and implies an enterprise value of $1.85 billion at today’s exchange rate.

The transaction has been recommended by the board of HellermannTyton and is expected to close late in the fourth quarter of 2015, subject to regulatory consents and approvals and approval by HellermannTyton’s shareholders. Upon completion, HellermannTyton will become part of Delphi’s Electrical/Electronic Architecture segment.

The acquisition expands Delphi’s product portfolio within the connected vehicle solutions market and will help capitalize on the connected car megatrend. It also further strengthens Delphi’s leading position in the electrical architecture market, while providing a platform to grow in HellermannTyton’s adjacent industrial end markets, including aerospace, defense, alternative energy and mass transit.

“With consumers now demanding more connectivity in their vehicles, electrical architecture is the enabler to that added vehicle content,” said Kevin Clark, Delphi president and chief executive officer. “HellermannTyton positions Delphi to provide customers with an even broader portfolio of highly engineered and customized connection systems and cable management solutions. By leveraging the combined capabilities of both companies, we will be able to capitalize on additional growth opportunities and create significant value for our customers and shareholders.”

Strategic and Financial Benefits

•	Extends Delphi’s leadership in electrical architecture components. HellermannTyton has a leading market position in providing cable management solutions in the vehicle and has an extensive range of products that are mission-critical in nature and are highly engineered to customer specification.

•	Strong growth fundamentals and EBITDA margins. HellermannTyton has a well-established track-record of growing 3-5 percentage points faster than its end markets and has realized top-line constant currency CAGR of approximately 10 percent per year since 2010, while maintaining EBITDA margins of approximately 20 percent.

•	Transaction is accretive to Delphi’s EPS. Delphi expects the transaction to be 15 cents accretive to earnings per share starting in 2016.

•	Significant operating and revenue synergies. The acquisition will also be immediately accretive to growth and margins based on significant operating synergies from sourcing and supply chain initiatives. Delphi has a strong track record of successfully integrating businesses like HellermannTyton and believes it will be able to achieve synergies of approximately $50 million per year by the end of 2018 through sourcing savings, supply chain savings and leveraging the combined product portfolio.

•	Allows Delphi to capitalize on attractive industrial end markets. The acquisition of HellermannTyton will enhance Delphi’s already strong relationships with key global automakers and will provide access to HellermannTyton’s non-automotive end markets.

Ottomatika and Quanergy: To enhance its leading active safety and automated driving capabilities, Delphi has acquired software company, Ottomatika, and has made a strategic investment in 3D LiDAR sensing leader, Quanergy. These strategic moves strengthen Delphi’s advanced driver assistance system (ADAS) applications and could help speed the adoption of automated vehicles. The ability to detect objects and execute digital mapping, surface modelling and distant imaging is enabled by the use of Light Detection and Ranging (LiDAR) scanners.

By combining Ottomatika’s automated driving software with Delphi’s active safety systems, the two companies have developed a technology platform for automated driving that enables a vehicle to make human-like decisions.

Quanergy and Delphi will collaborate to bring a range of low-cost, high-performance solid state LiDAR products to the automotive market to provide a complete vehicle perception solution for Level 3 and 4 automation applications. The prospect of a lower-cost ADAS solution could bring widespread adoption of the life-saving active safety technology.

Tula Technology: Delphi also made a minority investment in Tula Technology, which develops software that provides cost-efficient, fuel economy gains in cylinder deactivation technology. Delphi and Tula’s engine control system software can increase fuel efficiency and cut emissions without sacrificing drivability or performance. The combined solution will allow the engine’s cylinders to fire or skip (deactivate) on a continuously variable basis, which ultimately increases fuel efficiency by up to 15 percent in a cost-efficient manner.

“These companies bring unique and strategic capabilities in software and sensing technology, strengthening our portfolio in active safety and fuel economy, two critical long-term growth areas for the automotive market,” said Jeff Owens, Delphi chief technology officer. “We have had strong working relationships with these companies and believe the synergies are excellent. We continue to explore additional acquisition and investment opportunities that will enhance our growth in our core safe, green and connected areas of focus.”

Reception Systems: Additionally, Delphi has entered into a definitive agreement to sell its reception systems business, which consists of automotive antennas and in-vehicle TV tuners, to Northeast Industries Group Corp., a leading Chinese automotive supplier. Delphi expects to complete the sale in the third quarter of 2015, subject to regulatory approval.

Conference Call and Webcast

Delphi will host a conference call to discuss financial results and these transactions today at 8:30 a.m. (ET). A link to the live webcast of the call and presentation materials will be available on the Delphi Investor Relations website at http://investor.Delphi.com/. To participate by telephone, please dial 888.486.0553 (U.S.) or 1.706.634.4982 (international) 15 minutes prior to the start time of the call and ask to be connected to the Delphi Automotive conference call. The conference ID number is 75261541.

About Delphi

Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit www.delphi.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements reflect, when made, Delphi’s current views with respect to current events and certain investments and acquisitions by Delphi. All statements that address our expectations surrounding consummation of such transactions and their impact on Delphi, as well as future operating, financial or business performance or our strategies or expectations are forward-looking statements. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi’s operations and business environment as well as market conditions, which may cause Delphi’s actual results to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “explore,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to consummate pending acquisitions and our ability to integrate and realize the benefits of pending and recent acquisitions; global economic conditions, including conditions affecting the credit market; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to our products; our ability to maintain contracts that are critical to our operations; our ability to attract, motivate and/or retain key executives; our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers, and our ability to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. New risks and uncertainties arise from time to time, and it is impossible for Delphi to predict these events or how they may affect Delphi. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Investor Contact:

Jessica Holscott

248.813.2312

Jessica.Holscott@delphi.com

Media Contact:

Claudia Tapia

248.813.1507

Claudia.Tapia@delphi.com